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                                                                  EXHIBIT (C)(3)

GRUMMAN CORPORATION                                           J. Robert Anderson
Bethpage, New York 11714-3580                         Vice Chairman of the Board
                                                     and Chief Financial Officer

                                 March 14, 1994

Mr. Kent Kresa
Chairman of the Board, President
  and Chief Executive Officer
Northrop Corporation
1840 Century Park East
Los Angeles, California 90057

Dear Kent:

     Pursuant to the request set forth in your letter to me dated March 10, 1994, this will advise you that Grumman Corporation will provide to Northrop Corporation, pursuant to the confidentiality agreement between us, substantially the same non-public information concerning Grumman that was furnished to Martin Marietta Corporation.

                                          Sincerely,

                                          /s/ J. Robert Anderson

                                          J. Robert Anderson
cc:  Martin Marietta Corporation
     6801 Rockledge Drive
     Bethesda, Maryland 16817
     Attention: General Counsel